Exhibit 99.1 Business Update Supplement — SCE 2021 GRC Track 2 Settlement November 2, 2020

Forward-Looking Statements Statements contained in this presentation about future performance, including, without limitation, operating results, capital expenditures, rate base growth, dividend policy, financial outlook, and other statements that are not purely historical, are forward-looking statements. These forward-looking statements reflect our current expectations; however, such statements involve risks and uncertainties. Actual results could differ materially from current expectations. These forward-looking statements represent our expectations only as of the date of this presentation, and Edison International assumes no duty to update them to reflect new information, events or circumstances. Important factors that could cause different results include, but are not limited to the: • ability of SCE to recover its costs through regulated rates, including costs related to uninsured wildfire-related and mudslide-related liabilities, costs incurred to mitigate the risk of utility equipment causing future wildfires, costs incurred to implement SCE's new customer service system and costs incurred as a result of the COVID-19 pandemic; • ability of SCE to implement its Wildfire Mitigation Plan, including effectively implementing Public Safety Power Shutoffs when appropriate; • ability to obtain sufficient insurance at a reasonable cost, including insurance relating to SCE's nuclear facilities and wildfire-related claims, and to recover the costs of such insurance or, in the event liabilities exceed insured amounts, the ability to recover uninsured losses from customers or other parties; • risks associated with California Assembly Bill 1054 (“AB 1054”) effectively mitigating the significant risk faced by California investor-owned utilities related to liability for damages arising from catastrophic wildfires where utility facilities are alleged to be a substantial cause, including SCE's ability to maintain a valid safety certification, SCE's ability to recover uninsured wildfire-related costs from the insurance fund established under AB 1054 (“Wildfire Insurance Fund”), the longevity of the Wildfire Insurance Fund, and the CPUC's interpretation of and actions under AB 1054, including their interpretation of the new prudency standard established under AB 1054; • decisions and other actions by the California Public Utilities Commission, the Federal Energy Regulatory Commission, the Nuclear Regulatory Commission and other governmental authorities, including decisions and actions related to nationwide or statewide crisis, determinations of authorized rates of return or return on equity, the recoverability of wildfire-related and mudslide-related costs, issuance of SCE's wildfire safety certification, wildfire mitigation efforts, and delays in executive, regulatory and legislative actions; • ability of Edison International or SCE to borrow funds and access bank and capital markets on reasonable terms; • risks associated with the decommissioning of San Onofre, including those related to worker and public safety, public opposition, permitting, governmental approvals, on-site storage of spent nuclear fuel, delays, contractual disputes, and cost overruns; • pandemics, such as COVID-19, and other events that cause regional, statewide, national or global disruption, which could impact, among other things, Edison International's and SCE's business, operations, cash flows, liquidity and/or financial results and cause Edison International and SCE to incur unanticipated costs; • extreme weather-related incidents and other natural disasters (including earthquakes and events caused, or exacerbated, by climate change, such as wildfires and extreme heat waves), which could cause, among other things, public safety issues, property damage, operational issues (such as rotating outages) and unanticipated costs; • physical security of Edison International's and SCE's critical assets and personnel and the cybersecurity of Edison International's and SCE's critical information technology systems for grid control, and business, employee and customer data; • risks associated with cost allocation resulting in higher rates for utility bundled service customers because of possible customer bypass or departure for other electricity providers such as Community Choice Aggregators (“CCA,” which are cities, counties, and certain other public agencies with the authority to generate and/or purchase electricity for their local residents and businesses) and Electric Service Providers (entities that offer electric power and ancillary services to retail customers, other than electrical corporations (like SCE) and CCAs); • risks inherent in SCE's transmission and distribution infrastructure investment program, including those related to project site identification, public opposition, environmental mitigation, construction, permitting, power curtailment costs (payments due under power contracts in the event there is insufficient transmission to enable acceptance of power delivery), changes in the California Independent System Operator’s transmission plans, and governmental approvals; and • risks associated with the operation of transmission and distribution assets and power generating facilities, including worker and public safety issues, the risk of utility assets causing or contributing to wildfires, failure, availability, efficiency, and output of equipment and facilities, and availability and cost of spare parts. Other important factors are discussed under the headings “Forward-Looking Statements”, “Risk Factors” and “Management’s Discussion and Analysis” in Edison International’s Form 10-K and other reports filed with the Securities and Exchange Commission, which are available on our website: www.edisoninvestor.com. These filings also provide additional information on historical and other factual data contained in this presentation. November 2, 2020 1

GRC Track 2 update: Proposed settlement allows recovery of $391 million for wildfire mitigation; awaiting CPUC approval

GRC Track 2 settlement reached with intervenors

Agreement reached with Cal Advocates, TURN, and SBUA to resolve all issues pending in Track 2 of the 2021 GRC

Covers Wildfire Mitigation Plan MA (WMPMA), Fire Hazard Prevention MA (FHPMA), and Fire Risk Mitigation MA (FRMMA)

Settlement would authorize ~82% of O&M and 100% of capital

Summary of settlement vs. request

($ in Millions)	Request[1]	Settlement
Approval of O&M	491	401
Reasonableness of Capital[2]	302	302
Revenue Requirement[3]	482	391

Revenue requirement expected to be recovered over one year

Will record impact of settlement once CPUC acts and we do not expect a negative earnings impact

Proposed decision expected within 90 days of settlement filing

Administrative Law Judges can elect to hold hearing to better understand settlement terms

CPUC proposed decision expected in Q1 2021

1. Request reflects updates made in rebuttal testimony served on September 25, 2020. SCE's rebuttal testimony defers recovery of approximately $16 million of O&M and SCE reserves the right to seek recovery of that amount in Track 3 of the 2021 GRC
2. Capital expenditures after August 1, 2019, totaling $204 million, are subject to the AB 1054 exclusion from equity rate base and may be recovered through a separate financing order
3. Revenue requirement lower than total approval primarily because of flow through tax benefits from certain capital expenditures. Capital revenue requirement included mainly represents depreciation, taxes, and return, and excludes the revenue requirement for any capital subject to AB 1054 (approximately $204 million of the $302 million (excluding overheads))

November 2, 2020

Energy for What's Ahead℠

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SCE has CPUC approval or pending settlement for almost all incremental 2018–2019 wildfire mitigation and insurance costs

$ in Millions

	Application Approval/ Request[1]	Additional Information
✓ **GS&RP settlement approved in April[2]**	159	Approved $476 million capital and $123 million O&M
✓ **WEMA approved in September**	505	CPUC recognized wildfire liability insurance is an important protection for customers and is paid for by customers as a normal utility cost-of-service
✓ **GRC Track 2 settlement filed in November; PD expected Q1 2021**	391	Agreed to $401 million of O&M and reasonableness of $302 million of capital[3] Do not expect negative earnings impact
CEMA decision expected Q1 2021	88	Requests cost recovery related to 2017–2018 drought and 2017 firestorms

Recent and pending approvals will improve cash flow and begin to work down regulatory asset balance

1. Amounts refer to approvals for GS&RP and WEMA, settlement agreement for GRC Track 2, and application for CEMA. Total Application/Request refers to revenue requirement
2. Approved amounts found reasonable by the Settlement Agreement. The Settlement Agreement finds reasonable an additional $33 million in O&M that has not yet been spent as of September 30, 2020. The Application Request of $159 million is the 2018–2020 revenue requirement for amounts found reasonable by the Settlement Agreement. The revenue requirement for the AB 1054 Capital Expenditures is the subject of a separate Application for Financing Order filed July 2020
3. Cost recovery in revenue requirement is lower than total O&M and reviewed capital because of flow through tax effects and excluded revenue requirement associated with AB 1054 Excluded Capital Expenditures

November 2, 2020

Energy for What's Ahead℠

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Appendix

SCE’s 2021 General Rate Case will be approved in four tracks over 2020–2023 Estimated timeline for 2021 General Rate Case tracks and milestones1 Opening CPUC SCE Intervenor SCE & Reply Proposed Testimony Testimony Rebuttal Briefs Decision Track 1: 2021–2023 GRC     Q1 ‘212 Revenue Requirement Track 2: 2018–2019 FMA N/A due to 3    Settlement Q1 ’21 Update Agreement Track 3: 2020 FMA Update3; Q1 ’21 Q3 ’21 Q3 ’21 Q4 ’21 Q1 ’22 2018–2020 GS&RP4 Track 4: RAMP and 2024 Q2 ‘22 Q1 ‘23 Q1 ‘23 Q3 ’23 Q4 ‘23 Attrition Year 1. The schedule is subject to change over the course of the proceeding 2. Final decision 3. Includes Wildfire Mitigation Plan Memo Account, Fire Hazard Prevention Memo Account, Grid Safety and Resiliency Program Memo Account, and Fire Risk Mitigation Memo Account 4. 2018–2020 Grid Safety and Resiliency Program (GS&RP) costs above settlement amount November 2, 2020 5